Exhibit 10.10

PERFORMANCE SHARE PROGRAM

FEBRUARY 18, 2014

TARGET AWARD FOR PERFORMANCE PERIOD XII

PERFORMANCE SHARE UNIT

AWARD TERMS AND CONDITIONS

FOR ELIGIBLE EMPLOYEES ON THE CANADA PAYROLL

These Performance Share Unit Award Terms and Conditions describe terms and conditions of Performance Share Unit Awards, as part of the ConocoPhillips Performance Share Program (Program), granted under the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (referred to as the Plan) by ConocoPhillips (Company) to you as an eligible employee (Employee). These Terms and Conditions, together with the Award Summary given to each Employee receiving an Award, form the Award Agreement (the Agreement) relating to the Awards described. Subject to the Plan and this Agreement, the Company grants to the Employee Performance Share Units. Individual awards will be as set forth in the Award Summary given to each Employee to whom an Award is granted. The Award Summary for each Employee is made a part of this Agreement with regard to such Employee. The Award Summary may be modified at any time to reflect increased or decreased amounts of the Award due to promotion or demotion of the Employee and due to decisions made with regard to this Performance Period XII of the Program, including adjustments related to the performance of the Company and adjustments related to the performance of the Employee; provided, however, that after a Change of Control occurs, there shall be no decrease in the number of PSUs granted, except pursuant to the section titled “Detrimental Activities” below. Multiple book entry accounts may be used to reflect the total shares awarded under these Terms and Conditions. This and any other administrative activities shall not be construed to alter these Terms and Conditions.

AWARD:	Performance Share Unit (PSU) Award granted by the Authorized Party under the provisions of the Plan. The PSUs will be noted in a book entry account created for the Employee.

PSU:	A unit evidencing the right to receive either one share of ConocoPhillips Stock, $0.01 par value, or the Fair Market Value thereof under the circumstances described in these Terms and Conditions.

VOTING RIGHTS: The named owner of the PSUs has no voting rights for the units, but is considered the beneficial owner for all purposes including ownership and control reports such as the annual proxy statement.

DIVIDEND EQUIVALENTS: Dividend equivalent payment, equal to the regular dividend payment as declared by the Board of Directors on an equivalent number of common stock from time to time, will be made to the named owner of the units beginning after 2016. No such dividend equivalent payments shall be made prior to 2017, nor shall such dividend equivalent payments accrue or be owed with regard to any time prior to 2017. Under current tax law, these payments are taxable as compensation in the year distributed.

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Exhibit 10.10

RETIREMENT PLAN EARNINGS: The issuance of these PSUs does not constitute earnings under any retirement plan sponsored by a ConocoPhillips company. The value of the units at the time restrictions lapse also does not constitute earnings under any retirement plan sponsored by a ConocoPhillips company. Neither the issuance of nor lapsing of restrictions on PSUs will have any impact on any retirement plans or any other compensation plan sponsored by a ConocoPhillips company.

TAX INFORMATION: For an Employee subject to U.S. tax laws, this matter is more thoroughly covered in the document entitled “Tax Aspects of Performance Share Units.” Other Employees should consult their tax advisors. However, in general terms, under current tax law, the value of these units is not considered taxable income until the restrictions lapse.

BENEFICIARY: In the event of the death of the named owner of these units prior to the lapsing of restrictions for other reasons, such restrictions will lapse and shares of unrestricted common stock equal in number to the PSUs will be issued to the beneficiary designated by the named owner of the units.

CHANGE OF CONTROL: Upon a Change of Control, the following shall apply to the PSUs:

1.

Each Employee shall immediately become fully vested in such PSUs that are not assumed by, or substituted for, by the an acquirer in connection with the Change of Control, and such PSUs shall not thereafter be forfeitable for any reason, except as set forth in the section titled “Detrimental Activities” below.

2.

With regard to any other PSUs, each Employee shall become fully vested in such PSUs upon incurring a Severance following such Change of Control, and such PSUs shall not thereafter be forfeitable for any reason, except as set forth in the section titled “Detrimental Activities” below.

3.

In the event of vesting of PSUs pursuant to either paragraph 1 or 2 above, all restrictions and other limitations applicable to the PSUs shall lapse and the PSUs shall be settled in unrestricted Stock or cash at the same times and upon the same events as it would otherwise have been made in accordance with the settlement provisions below.

RESTRICTIONS: The following restrictions relate to the PSUs:

The PSUs will be held in escrow for the Employee. As provided herein, the Employee will have all rights of economic ownership to such unit including the right to receive dividend equivalents, except that the Employee shall not have the right to sell, transfer, assign, or otherwise dispose of such units until the escrow is terminated (such restrictions being known as the “Transfer Restrictions”).

Unless postponed pursuant to an effective election, as described in the sections titled “Initial Election” and “Subsequent Election” below, the escrow shall end on the earliest of any of the following occurrences, with Transfer Restrictions to lapse and settlement be made as set forth in the section titled “Settlement” below:

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Exhibit 10.10

1.	The Termination of the Employee’s employment as a result of Layoff of the Employee;
2.	The Termination of the Employee’s employment after attainment of age 55 and completion of 5 years of service with the Company or its subsidiaries;
3.	The Termination of the Employee’s employment due to death;
4.	The Termination of the Employee’s employment following Disability of the Employee;
5.	The Termination of the Employee’s employment following a Change of Control; or
6.	February 18, 2017.

In the absence of an effective election, as described in the sections titled “Initial Election” and “Subsequent Election” below, the Transfer Restrictions shall lapse and the PSUs (including any such that are awarded after the Separation from Service of the Employee) shall be settled in unrestricted Stock on the date that is the later of (a) the end of the escrow period and (b) the earliest of the Employee’s death, February 18, 2017, or six months after the date of the Employee’s Separation from Service for a reason other than death.

INITIAL ELECTION: The Employee may elect on an election form delivered to the Plan Administrator at a time set by the Plan Administrator (which shall be on or before December 31, 2013) to have the escrow for the PSUs continue and the Transfer Restrictions applicable to these PSUs continue and settlement in unrestricted Stock postponed and made in either:

1.	one lump sum payment settled six months after Separation from Service with the Company and its subsidiaries, or
2.	in a series of annual installments, using a declining balance method, over a period of three, five, ten, or fifteen years after Separation from Service with the Company and its subsidiaries.

In the absence of such an election, the escrow will end and settlement shall be made in one lump sum payment in unrestricted Stock on February 18, 2017.

SUBSEQUENT ELECTION: The Employee may make an election to change the time or form of payment elected under the Initial Election section above or the payment to be made under the Restrictions section above, but only if the following rules are satisfied:

1.	The election to change the time or form of payment may not take effect until at least twelve months after the date on which such election is made;
2.	Payment under such election may not be made earlier than at least five years from the date the payment would have otherwise been made or commenced;
3.	An election may provide for either a lump sum payment or installment payments;
4.	An election to receive payments in installments shall be treated as a single payment for purposes of these rules;
5.	Installment payments may be made only annually, over a period of from one to fifteen years as elected;
6.	The election may not result in an impermissible acceleration of payment prohibited under section 409A of the Internal Revenue Code;

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Exhibit 10.10

7.	No more than four such elections shall be permitted with respect to the PSUs subject to this Award; and
8.	No payment may be made after the date that is twenty (20) years after the date of the Employee’s Separation from Service.

If an election under this section becomes effective, the escrow and the Transfer Restrictions applicable to the PSUs shall continue until the time set in the election for the settlement of the PSUs in as unrestricted Stock.

SETTLEMENT: Upon termination of the escrow the Company shall, at the time stated above, register in the name of the Employee shares of Stock, free of any restriction, equal to the number of the PSUs at the time of the termination of escrow, and the related PSUs shall be canceled. In all cases the Employee will be responsible to pay all required withholding taxes associated with the Award. The Employee must pay any required withholding taxes by having shares equal in value to the applicable withholding taxes withheld by the Company (or such other method as the Company, in its sole discretion, allows). The value of the shares withheld for this purpose shall not exceed the minimum withholding amount required by the applicable laws and regulations. With regard to any fractional shares of Stock that might arise, the Company may deliver to the Employee cash equal to the Fair Market Value of such fractional shares.

The Fair Market Value of the Award received by the Employee shall be deemed equal to the average of the reported highest and lowest selling prices per share of the Company’s Stock as reported on the composite tape of the New York Stock Exchange (or such other reporting system as shall be selected by the Committee) on the date termination of escrow occurs (or the last preceding date on which the Stock was traded, if no trades occurred on the applicable date).

FORFEITURE: An Employee’s right, title, and interest in Performance Share Units awarded under the PSP or derived from such Performance Share Units, or the ownership thereof, shall be forfeited if the Employee terminates employment prior to termination of the escrow period; provided, however, any transfer between the Company and any Subsidiary, or between Subsidiaries at the request of the Company or such Subsidiaries, shall not result in forfeiture.

DETRIMENTAL ACTIVITIES: If the Authorized Party determines that, subsequent to the grant of any Award but prior to any Change of Control, the Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Company or a subsidiary, the Authorized Party may cancel all or part of the PSUs held in escrow pursuant to the Award granted to that Employee. Upon any Change of Control, the Authorized Party may cancel all or part of the PSUs held in escrow pursuant to the Award granted to that Employee only upon a determination by the Authorized Party that the Employee has given the Company Cause for such cancellation.

If the Authorized Party, in its or his sole discretion, determines that the lapsing of restrictions on PSUs held in escrow pursuant to any Award has the possibility of violating any law, regulation, or decree pertaining to the Company, any of its subsidiaries, or the Employee, the Authorized Party may freeze or suspend the Employee’s right to settlement or payout of the Award until such time as the lapse of restrictions would no longer, in the sole discretion of the Authorized Party, have the possibility of violating such law, regulation, or decree.

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Exhibit 10.10

Notwithstanding anything herein to the contrary, this Award is subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

RECAPITALIZATION: Upon any change in the outstanding stock of the Company by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other similar change, the Committee shall make corresponding adjustments to the PSUs.

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Exhibit 10.10

DEFINITIONS:

Capitalized terms not defined below shall have the meanings set forth in the Plan under which the Award is granted.

“Authorized Party” means the person who is authorized to approve an Award, exercise discretion, or take action under the Administrative Procedure for the Performance Share Program and pursuant to the Program. With regard to Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the Chief Executive Officer, acting as the Special Equity Award Committee of the Board of Directors of the Company, is the Authorized Party, although the Committee may act concurrently as the Authorized Party.

“Award” means any Performance Share Units granted to an Employee pursuant to such applicable terms, conditions, and limitations as the Authorized Party may establish in order to fulfill the objectives of the Program.

“Cause” means “Cause” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Change of Control” has the meaning set forth in Annex A to these Terms and Conditions.

“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

“Company” means ConocoPhillips, a Delaware corporation.

“Disability” means a disability for which the employee in question has been determined to be entitled to either (i) benefits under the applicable plan of long-term disability of the Company or its subsidiaries or (ii) disability benefits under the Social Security Act. In the absence of any such determination, the Authorized Party may make a determination that the employee has a Disability.

“Fair Market Value” means, as of a particular date, the mean between the highest and lowest sales price per share of such Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at a designated time.

“Good Reason” means “Good Reason” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Grant Price” means the Fair Market Value for one share of Stock as of the date of the grant of an Award. Grant price is not adjusted for any restrictions applicable to the Award.

“Key Employee Change in Control Severance Plan of ConocoPhillips” means the plan of that name (or a successor plan to the plan of that name) in effect on an applicable Change of Control. If no plan of that name (or successor plan to the plan of that name) is in effect on an applicable Change of Control, it shall mean instead the plan of that name in effect on the date of the Award.

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Exhibit 10.10

“Layoff” means an applicable Termination of Employment due to layoff under the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, or the ConocoPhillips Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Company or its subsidiaries may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the employee’s signing a general release of liability, such Termination shall not be considered as a “Layoff” for purposes of this Award unless the employee executes and does not revoke a general release of liability, acceptable to the Company, under the terms of such layoff or redundancy plan. In order to be considered a layoff for purposes of this Award, the Termination of Employment must also be considered a Separation from Service.

“Participating Company” includes ConocoPhillips and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

“Performance Share Unit” or “PSU” means the type of restricted stock unit issued under the Performance Share Program (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

“Restricted Stock Unit” means a unit equal to one share of Stock (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

“Retirement” means Termination at age 55 or older with a minimum of 5 years of service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the CEO may approve the use of a different definition. Service is defined by the policies of the Participating Company.

“Senior Officer” means the Chairman of the Board, the CEO, all other executive officers of the Company (determined in accordance with the Company’s custom and practice pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended), all other employees of the Company who report directly to the CEO and whose salary grade is 23 or higher, and all other employees of the Company whose salary grade is 26 or higher.

“Severance” means “Severance” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan, and shall also incorporate the meaning of the terms “Cause” and “Good Reason” contained in the definition of “Severance” in such plan.

“Stock” means shares of common stock of the Company, par value $.01. Stock may also be referred to as “Common Stock.”

“Termination,” “Termination of Employment,” and “Separation from Service” each mean “separation from service” as that term is used in section 409A of the Internal Revenue Code.

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Exhibit 10.10

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Section 10 of the Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of section 14(a) of the Exchange Act) in respect of such security.

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Exhibit 10.10

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the Plan.

“Change of Control” shall mean any of the following occurring on or after January 1, 2014:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding solely as a result of (i) any acquisition directly from the Company or (ii) any acquisition by a Person pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition;

(b) individuals who, as of January 1, 2014, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2014 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) the Company shall consummate a reorganization, merger, statutory share exchange, consolidation, or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the

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Exhibit 10.10

corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such Business Combination; or

(d) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition.

“Common Stock” shall have the meaning set forth in the Plan.

“Company” shall have the meaning set forth in the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any entity controlled by the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and any Person organized, appointed, or established by the Company for or pursuant to the terms of any such employee benefit plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of January 1, 2014 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (1) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

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